EXHIBIT 31.2

Certification of Principal Financial Officer Pursuant to
Securities Exchange Act Rule 13a-14(a)
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Mark E. Saad, certify that:

1.	I have reviewed this annual report on Form 10-K of Cytori Therapeutics, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2014
/s/ Mark E. Saad
Mark E. Saad,
Chief Financial Officer